Exhibit 10.3

Plan of Disposition

of

Moxian Intellectual Property Limited

January 30, 2015

The PLAN OF DISPOSITION sets forth the procedure and distribution of proceeds of the sale of 100% equity interests of Moxian Intellectual Property Limited (“Moxian IP”), a company incorporated under the laws of Samoa and a wholly-owned subsidiary of Rebel Group, Inc. (the “Company”).

1       OVERVIEW

Moxian IP is a company that engages in the business of licensing and commercializing the intellectual property of a social network platform that integrates social media and business into one single platform (“Moxian Platform”). According to an appraisal report prepared by Grant Sherman Appraisal Limited, an independent third party, as of November 15, 2014, the total market value of Moxian IP is US $6,782,000 (the “Market Value”). The appraisal report is attached hereto as Exhibit A. In addition, pursuant to the License and Acquisition Agreement dated February 19, 2014 between the Company and Moxian China, Inc. (“Moxian”), a Nevada corporation (the “License and Acquisition Agreement”), Moxian owed the Company $1,000,000 for acquiring from the Company 100% of the equity interests of Moxian Group Limited, formerly the Company’s wholly-owned subsidiary (the “Owed Acquisition Price”).

2       OBJECTIVES

The Company intends to enter into an Equity Transfer Agreement (the “Equity Transfer Agreement”) in the form of Exhibit B with Moxian, to sell, transfer, and convey 100% equity interest of Moxian IP to Moxian and to terminate the License and Acquisition Agreement with Moxian. In consideration of the foregoing, Moxian agrees to issue to the Company a convertible promissory note in the form of Exhibit C (the “Note”) in the amount of the sum of the Market Value and the Owed Acquisition Price, with a maturity date of nine months from the date of issuance. The Company desires to distribute all of the proceeds from the sale of Moxian and the Owed Acquisition Price (the “Distribution”) to the shareholders as of the record date designated by the Company on a pro-rata basis, except for those shareholders who waive the rights to receive such proceeds by executing a written waiver in substantially the form of Exhibit D attached herein (the “Waiver”). The Company plans to effect the Distribution no later than the one year anniversary from the closing of the sale of Moxian IP.

3       DISTRIBUTION OF PROCEEDS

3.1 Pursuant to the terms and conditions of the Note, the Note is due and payable in nine (9) months and accrues interest at an annual rate of 1%. Moxian has the right to convert all or any portion of the outstanding and unpaid principal and interest of the Note into shares of Moxian common stock (“Conversion Shares”) at a conversion price of $1.00 per share (the “Conversion Price”), if and only if, the volume weighted average price of the Moxian common stock for thirty (30) trading days immediately prior to the date of conversion is higher than the Conversion Price.

3.2 In the event that the Note converts into Conversion Shares, the Company also has the right to demand Moxian to file a Form S-1 registration statement to register the Conversion Shares for resale. The Company then will use commercially reasonable efforts to sell, transfer, or convey the Conversion Shares for cash. Moxian has a right of first refusal where in the event that the Company proposes to sell or transfer any of the Conversion Shares, the Company shall notify Moxian about such sale, and within 10 days of notice Moxian may elect to repurchase or nominate a third party buyer to purchase the Conversion Shares.

3.3 All of the proceeds derived from the repayment of the Note under Section 3.1 or the sale of the Conversion Shares under Section 3.2, shall be distributed to the shareholders as of the record date designated by the Company on a pro-rata basis, except for those who execute the Waiver. The Distribution shall be effected no later than one year from the closing of the sale of Moxian IP.

EXHIBIT A

Appraisal Report

Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2015

EXHIBIT B

Equity Transfer Agreement

Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2015

EXHIBIT C

Form of Note

Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2015

EXHIBIT D

Waiver

_________, 2015

The Company Secretary

Rebel Group, Inc.

Unit No. 304, New East Ocean Centre

No 9 Science Museum Road, T.S.T.

Kowloon, Hong Kong

Re:          Rebel Group, Inc.

Certificate No._________, r/n/o Total Glory International Limited _____________ shares

Ladies and Gentlemen:

The undersigned, with the address at _____________, being the registered stock holder of ________ shares of common stock, par value $.0001 per share (“Common Stock”) of Rebel Group, Inc., a Florida corporation (the “Company”), each fully paid in the capital of the Company, does hereby irrevocably waive for itself, its successors and assigns, for each share of Common Stock held by the undersigned, any and all right and entitlement to payment of any and all of the proceeds (including any dividend, interest and proceeds thereof) that the Company or its stockholders will receive as a result of (a) the sale of Moxian Intellectual Property Limited, a wholly-owned subsidiary of the Company, and (b) the repayment of $1,000,000 to the Company by Moxian China, Inc. pursuant to the License and Acquisition Agreement dated February 21, 2014, which are to be distributed to the Company’s stockholders on a pro rata basis immediately after such sale.

Sincerely,

TOTAL GLORY INTERNATIONAL LIMITED

By: _________________________

Name:

Title: